UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2005

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2005, Empire Resorts, Inc. (“Empire”), Concord Associates Limited Partnership (“Concord”) and Sullivan Resorts LLC (“Sullivan Resorts”) entered into a letter agreement (the “Agreement”) pursuant to which the parties (i) terminated that certain Agreement and Plan of Merger and Contribution, dated as of March 3, 2005, and (ii) and amended that certain Stock Option Agreement, dated as of November 12, 2004, as amended.

The foregoing summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the actual text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As discussed above in Item 1.01, pursuant to the Agreement, Empire, Concord and Sullivan Resorts terminated that certain Agreement and Plan of Merger and Contribution, dated as of March 3, 2005.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Exhibits

10.1	Agreement by and among Empire Resorts, Inc., Concord Associates Limited Partnership and Sullivan Resorts LLC, dated December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: January 4, 2006	By:	/s/ Ronald J. Radcliffe
Name: Ronald J. Radcliffe
Title: Chief Financial Officer